Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

INNOVATE Corp.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2023, relating to the consolidated financial statements and the effectiveness of INNOVATE Corp.’s internal control over financial reporting, of INNOVATE Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

New York, New York
September 29, 2023